Exhibit 10.1

Patent Assignment and License Back Agreement

This PATENT ASSIGNMENT AND LICENSE BACK AGREEMENT (this “Agreement”), dated as of May __, 2018, is entered into by and among (a) Boris Goldstein (“BG”), with an address at 205 E. 42nd Street, 14th Floor, New York, New York 10017, Dmitriy Prilutskiy (“DP”), residing at 533-81 Zelenograd, Moscow 124498, Russia, Stanislav Zabodaev (“SZ” and, collectively with BG and DP, the “Assignors”; each of BG, DP and SZ sometimes, an “Assignor”), residing at 18-127 Leningradskaja, Solnechnogorsk 141503, Russia, (b) Memory MD, Inc., a Delaware corporation (“Assignee”) and (c) Medical Computer Systems Ltd. of Moscow, Russia (“MCSL”). Assignors, Assignee and MCSL are each sometimes referred to herein as a “Party” and collectively as the “Parties” to this Agreement.

WHEREAS, Assignors desire to assign the “Patents” as defined below and Assignee desires to acquire an ownership interest in the Patents subject to license back to MCSL which is an entity affiliated with one or more of the Assignors.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, Assignors and Assignee agree as follows:

1.     Definitions. In addition to the terms defined elsewhere in this Agreement, the following definitions apply to this Agreement.

“Patents” means the United States and foreign patents and pending patent applications listed in Exhibit A (collectively, the “Existing Patents”), and (b) all U.S. and foreign divisionals, reissues, re-examinations, substitutions, continuations, continuations-in-part, extensions utility models, innovation patents and other forms of corresponding patent and design protection claiming priority to the Existing Patents.

“Products” means any product that practices one or more granted claims of the Patents, which has not expired and has not been held invalid or unenforceable.

2.     Assignment of Patents.

(a)     On the Closing Date (as defined herein) Assignors shall:

(i)

Assign to Assignee, and Assignee shall assume from Assignors, each of the Patents as set forth in the Assignment of Patents attached as Exhibit A to this Agreement. The Assignment of Patents attached as Exhibit A includes the right to recover for past damages from third parties that may have occurred prior to the Closing Date.

(ii)

Deliver to Assignee all patents and patent applications, and patent office correspondence in Assignors’ or Assignors’ counsel’s possession related to the Patents and any other documents (electronic or otherwise) in Assignors’ custody or control relating to the Patents.

(iii)

Deliver to Assignee such other duly executed agreements, deeds, certificates or other instruments of conveyance, transfer and assignment as shall be necessary, in the reasonable opinion of Assignee, to vest in Assignee or its designee good, valid and marketable title to the Patents.

(b)     Upon and after the Closing Date of this Agreement, each Assignor will provide to Assignee a copy of all files and documents in, or which become into, its possession relating to the Patents.

(c)     Assignee shall have the right, in its sole discretion, to file, prosecute, and enforce the Patents after the Closing Date. Assignee shall have the sole right to control any such prosecution, litigation, or negotiation relating to the Patents.

(d)     All of the rights, privileges, including the benefit of any attorney client privilege or attorney work product privilege, title and interest in and to the Patents are hereby being sold, transferred, assigned and set over to Assignee, including without limitation all income, royalties, damages, right to sue, right to enforce and any and all payments now or hereafter due or payable with respect thereto, and the right to bring any claim, sue, counterclaim, and recover for the past, present and future infringement of the rights assigned hereunder.

3.     Payments for Assignment of Patents. The consideration for the assignments and other rights granted to Assignee under this Agreement consists, among other things set forth herein, of the substantial benefits derived by Assignors from the license-back of the Patents to MCSL as set forth below; and the consummation of the transactions contemplated thereby, there being no further consideration or royalty payable in respect thereof.

4.     License-Back.

(a)     Subject to the terms and conditions set forth in this Agreement, Assignee hereby grants to MCSL a limited, royalty-free, fully paid-up, worldwide, non-exclusive license (without the right to sublicense or assign, subject to Section 19), to the Patents, to practice, make and use the inventions, ideas and information embodied therein, and to make, use, offer to sell, sell, lease or import products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information from the Patents and any activities derived directly therefrom subsequent to the Closing Date (“Licensed Business”); provided, however, that if and upon FDA approval of a Product, MCSL’s aforementioned rights to the Licensed Business shall be limited to manufacturing and sales solely to Assignee or on Assignee’s behalf provided that Assignee purchase from MCSL (and MCSL makes available for sale) a minimum of twenty thousand (20,000) units of Products per calendar year on reasonable terms and conditions to be determined by such Parties in good faith (“Annual Minimum Order”); provided further, however, that MCSL can without any limitation sell products embodying or deriving from the inventions, ideas and information from the Patents in (i) the territories that made up the former USSR (excluding the Baltic countries) and (ii) Japan. In furtherance of the foregoing first proviso, in the event the Assignee fails to purchase the Annual Minimum Order for a particular calendar year, MCSL’s limitation to manufacture and sell Products only to Assignee pursuant to this proviso shall be suspended for the next calendar year. As to any item of Patents, the term of such license shall continue for the period of validity for such Patents.

(b)     All rights not expressly granted by Assignee hereunder are reserved to Assignee. Without limiting the generality of the foregoing, Assignee and Assignor expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses specified in Section 4(a).

(c)     The Parties expressly and specifically agree that the licenses granted pursuant to this Section 4 shall be limited to, and the Patents shall not be used beyond, the Licensed Business. Assignors and MCSL acknowledge that the technology that is subject to this Agreement constitutes or comprises confidential information and shall agree that any use or disclosure by such Party of such confidential information beyond that expressly authorized in this Agreement is prohibited.

(d)     All improvements and enhancements to the Patents made, developed, created, invented or discovered by any of the Assignors or MCSL shall belong to Assignee.

(e)     Each Assignor and MCSL expressly acknowledges and agrees that (i) all of its rights to use the Patents are set forth herein, and (ii) nothing herein shall be construed to convey to any Assignor or MCSL any intellectual property or other rights of Assignee or its affiliates (including, without limitation, any improvements or enhancements made by Assignee or its affiliates to any of the intellectual property or other rights granted by Assignee and its affiliates to an Assignor or MCSL hereunder), which in their entirety are made, developed, conceived, or otherwise created without contribution by an Assignor or MCSL after the date of this Agreement. Notwithstanding anything else herein, each license herein granted to any registered patent is limited to the territory or jurisdiction in which such registered patent has been issued.

(f)     Assignee hereby acknowledges and agrees that it shall, and shall cause its affiliates to, execute or deliver any further instruments, information, explanations or documents and take all such further action as may be necessary to grant to MCSL the licenses hereunder, to enable MCSL to practice, make and use the invention, technology or ideas covered by the Patents under the license in this Section 4 of this Agreement, and for MCSL to fully enjoy all of the rights and benefits to, the Patents as provided in the license of this Agreement set forth in this Section 4, subject in each case to the limitations herein described.

5.     Closing. The closing of the transactions contemplated by this Agreement shall take place as of the date of this Agreement. The date of the closing is referred to as the “Closing Date”.

6.     Representations and Warranties by Assignors. Each Assignor represents and warrants to Assignee as follows:

(a)     Assignors are the exclusive owners of the Patents, and have the right to assign and transfer to Assignee the Patents. Neither Assignors nor any of the named inventors of the Patents has granted to any other person or entity an interest in the Patents.

(b)     The Patents are free and clear of all liens, encumbrances, claims, licenses, restrictions, pledges, security interests and liabilities of any kind or nature.

(c)     This Agreement has been, and the Assignment of Patents will be at closing, duly executed and delivered by Assignors, and constitute legal, valid and binding obligations of Assignors, enforceable in accordance with their respective terms.

(d)     The execution and delivery of this Agreement and the Assignment of Patents will not violate, or be in conflict with any provision of any applicable law binding upon or applicable to Assignors, give rise to any right of termination, cancellation, increase in obligations, imposition of fees or penalties under, any debt, note, bond, indenture, mortgage, lien, lease, license, instrument, contract, commitment or other agreement, or order, arbitration award, judgment or decree, to which any Assignor is a party or by which it is bound or to which the Patents are subject.

(e)     No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or third party is required in connection with the execution or delivery of this Agreement or the Assignment of Patents or the consummation of the transactions contemplated hereby and thereby, except for recordation of suitable patent assignment documents in the applicable patent offices.

(f)     The persons named as inventors in each of the Patents are the inventors of the Patents and there are no asserted or unasserted claims of inventorship of the Patents. There are no claims of prior invention of the Patents by any third party, including any interferences or requests for interferences involving the Patents.

(g)     Except for the license-back set forth in this Agreement, no licenses or other rights have been granted to any person or entity under the Patents by Assignors, or to Assignors’ knowledge, by any other party.

(h)     None of the Assignors have invented or developed, or are developing any device or method that improves the Products or the technology used in the Products, or which is replacement or next-generation technology or the technology used in the Products (the “Related Assignors Technology”), nor has any Assignor (A) filed any patent application covering any Related Assignors Technology (a “Related Assignors Technology Patent”), or (B) assigned any rights to Related Assignors Technology to any third party.

(i)     There are no (i) actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations against or affecting Assignors, pending or threatened, against or by any of the Assignors (collectively, “Proceedings”), nor any Proceedings or investigations or reviews by any governmental authority against or affecting any of the Assignors, pending or threatened against or by any of the Assignors, relating to the Patents or which seek to enjoin or rescind the transactions contemplated by this Agreement or the Assignment of Patents; or (ii) existing orders, judgments or decrees of any governmental authority naming Assignors as an affected party in connection with the Patents.

(j)     All annuity and maintenance fees that are necessary in order to keep the Patents in force as of the Closing Date have been paid, and no payment of annuities or fees, or papers to be filed in patent offices, are due on or before May 31, 2018.

7.     Representations and Warranties of Assignee. Assignee represents and warrants to Assignors as follows:

(a)     Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own and operate its properties and assets and carry on its business as currently conducted.

(b)     Assignee has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of Assignee. This Agreement has been duly executed and delivered by Assignee, and constitute legal, valid and binding obligation of Assignee, enforceable in accordance with its terms.

(c)     In relation to the license to the Assignors granted under this Agreement, Assignee makes no representation or warranty regarding the validity or enforceability of the Patents. Assignee makes no other representations, warranties, or covenants, express or implied, nor shall Assignee have any liability, in respect of any infringement of patents or other rights of third parties with respect to the license granted under this Agreement.

8.     Assistance and Cooperation; Enforcement.

(a)     On and after the date hereof, upon the request of Assignee, Assignors shall promptly, at Assignee’s expense, take all such further actions and execute, acknowledge and deliver all such further instruments and documents as may be necessary or reasonably desirable to convey, transfer and assign to, and vest in, Assignee or its designee, the Patents.

(b)     Each Assignor agrees to promptly notify Assignee in writing of any infringement or misappropriation or claim of infringement of third-party rights in respect of any of the Patents to which Assignor becomes aware and will provide Assignee with any and all evidence in its possession, if any, of such infringement or misappropriation.

(c)     Assignee agrees to promptly notify each Assignor in writing of any infringement or misappropriation or claim of infringement of third-party rights in respect of any of the Patents to which Assignee becomes aware and will provide each Assignor with any and all evidence in its possession, if any, of such infringement or misappropriation.

(d)     In the event of any infringement or misappropriation or claim of infringement of third-party rights in respect of any of the Patents, Assignee will have the right to determine an appropriate course of action to enforce or defend such Patents or otherwise abate the infringement or misappropriation thereof, to take (or refrain from taking) appropriate action to enforce or defend such Patents, and, in the event that Assignee elects to take action, to control any litigation or other enforcement action, to enter into or permit the settlement of any such litigation or any other enforcement action with respect to such Patents, and to recover and retain any monetary damages, settlement, royalties or other recovery arising from such litigation or other enforcement action. Each Assignor will use reasonable efforts to cooperate with Assignee at Assignee’s expense, in any litigation or enforcement action under this Section 8(d) and Assignor will join as a party to any such litigation or other enforcement action as required by applicable law at Assignee’s expense.

9.     Term; Termination.

(a)     This Agreement and the rights and obligations contained herein shall continue during the validity of such Assigned Patents, except as may be otherwise provided herein. After the Closing Date, the obligation of Assignee pursuant to Section 4 of this Agreement may be terminated by Assignee upon written notice to Assignors if:

(i)	Any of the representations or warranties in Section 6 becomes untrue or the information disclosed with respect thereto changes; or

(ii)

Any of the Assignors attacks or challenges in any way the validity or enforceability of any patent or patent application of Assignee or its affiliates, or assists or encourages any third party in such an attack or challenge. For the avoidance of doubt, such actions will not constitute a breach of this Agreement but will only constitute grounds for termination by Assignee; or

(iii)	With respect to a particular Assignor, such Assignor makes a general assignment for the benefit of its creditors, or ceases operations, or is liquidated.

10.     Publicity Restrictions. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of any other Party (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each Party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity without the express written approval of the other Parties.

11.     Liability. Neither Assignee nor any Assignor shall be liable, in relation to or in connection with the license granted under this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental, punitive, or consequential damages arising hereunder, including, but not limited to, loss of profits or good will, business interruptions or claims of customers, even if advised of the possibility of such damages.

12.     Parties In Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

13.     No Conflicts. Each party certifies to the other that no outstanding agreement or obligation of such party is in conflict with any of the provisions of this Agreement, or would preclude such party from complying with the terms and conditions hereof.

14.     Governing Law. This Agreement, including all matters of construction, validity, and performance, will be governed by and construed and enforced in accordance with the laws of the State of New York, as applied to contracts made, executed, and to be fully performed in such state by citizens of such state, without regard to its conflict of law rules.

15.     Disputes. If Assignee and Assignors are unable to resolve any dispute under this Agreement, then Assignee and Assignors agree to exclusively settle such dispute by binding arbitration administered by the American Arbitration Association in the State of New York, or another location mutually agreeable to the parties, except for disputes in which equitable relief is being sought or with respect to any other matters which are not the proper jurisdictional subject matter of arbitration. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and facts. Any such arbitration shall be conducted by a single arbitrator experienced in patent law and shall include a written record of the arbitration hearing. Assignee and Assignors reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. Any arbitration decision will be final and binding on Assignee and Assignors, and will not be subject to any appeal or proceeding to vacate, except on the grounds set forth in the Federal Arbitration Act, 9 U.S.C. 1 et seq. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding will disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order. The costs associated with the arbitration will be paid as determined by the arbitrator’s decision. The arbitrator may grant injunctive relief but may not award punitive or exemplary damages. To the extent arbitration is not required or permitted hereunder or under applicable law, rule or regulation, the dispute will be adjudicated in the courts of the State of New York, New York County, or the federal court in the Southern District of New York.

16.     Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

17.     Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) three (3) business days after sent by certified mail, return receipt requested, postage prepaid or (c) when delivered by a nationally recognized overnight delivery service. Any party may change the person and address to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.

(a)     in the case of Assignee to:

Memory MD, Inc.

205 East 42nd Street

14th Floor, New York, New York 10017

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek PC

1425 RXR Plaza, East Tower 15th Floor

Uniondale, New York 11556

Telefax: 516-663-6780

Attention: Stephen E. Fox, Esq.

(b)     in the case of Assignors to, the addresses set forth in the Preamble above

18.     Signatures. This Agreement may be executed in counterparts. This Agreement may be executed by the signatories hereto and copies of the signatures sent by email, facsimile, or otherwise. The copy of said signatures will have the same full force and effect as the original signatures. This Agreement may also be executed by the signatories hereto by electronic signatures (“E-signatures”). E-signatures will have the same full force and effect as original signatures.

19.     Transaction Expenses. Each party will pay its own costs and expenses related to attorneys, accountants and advisors incurred in connection with the transactions contemplated by this Agreement.

20.     Interpretation of Agreement. Each of the Parties have participated fully and equally in the negotiation and drafting of this Agreement, have had a full and adequate opportunity to review this Agreement and consult with counsel concerning its terms and ramifications, and intend that this Agreement be interpreted according to its provisions. No rule of construction shall be applied that creates any inference in favor of or against any Party by reason of such Party’s role in drafting and negotiating this Agreement. Each of the Assignors acknowledges that Ruskin Moscou Faltischek, PC has drafted this Agreement at the request of Assignee and that none of Ruskin Moscou Faltischek, PC nor any attorneys thereat has provided legal advice or representation to any of the Assignors with respect to this Agreement.

21.     Entire Agreement; Amendment. This Agreement (including the Exhibits referred to herein) reflects the entire agreement between the parties with respect to the subject matter hereof, and cancels and supersedes all prior agreements and commitments, verbal or written, between or among the Parties. No amendment, modification or waiver of the terms or conditions of this Agreement shall be effective unless in writing and signed by each of the Parties.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

MEMORY MD, INC. By: /s/ Boris Goldstein Name: Title:
/s/ Boris Goldstein BORIS GOLDSTEIN

/s/ Dmitriy Prilutskiy DMITRIY PRILUTSKIY

/s/ Stanislav Zabodaev STANISLAV ZABODAEV

MEDICAL COMPUTER SYSTEMS LTD. By: /s/ Dmitriy Prilutskiy Name: Dmitriy Prilutskiy Title: President

EXHIBIT A

ASSIGNMENT

WHEREAS, Boris Goldstein, Dmitriy Prilutskiy and Stanislav Zabodaev (hereinafter collectively and individually referred to as "ASSIGNOR"), are the current owners of the following patents and patent applications (the “Assigned Patents”).

APPARATUS AND METHOD FOR CONDUCTING ELECTROENCEPHALOGRAPHY

Application No.: 15/898,611

Docket Number: P013-US

Filing Date: 02/18/2018

; and

WHEREAS, Memory MD, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "ASSIGNEE"), having its principal place of business at 205 East 42nd Street, 14th Floor, New York, New York 10017, is desirous of acquiring the entire right, title and interest in and to the Assigned Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the reservations stated in the Patent Assignment and License Back Agreement among the ASSIGNOR and the ASSIGNEE dated as of May __, 2018 (the “Assignment Agreement”), ASSIGNOR hereby sells, assigns and transfers unto ASSIGNEE, its successors, assigns and legal representatives the entire right, title and interest in and to the Assigned Patents, and all reissues, reexaminations and extensions thereof. The assignment of rights includes the right to recover for past damages for third-party infringement of the Assigned Patents occurring before the assignment date.

ASSIGNOR also hereby sells and assigns to said ASSIGNEE, its successors, assigns and legal representatives the full and exclusive rights, title and interest to the Assigned Patents throughout the world, including the right to file further applications claiming priority to the Assigned Patents; and

ASSIGNOR further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith necessary to perfect such rights, title and interest in ASSIGNEE, its successors, assigns and legal representatives, at ASSIGNEE’s expense.

A license is granted to the ASSIGNOR in the Assignment Agreement.

[Rest of Page Intentionally Left Blank. Signatures are on the Following Page]

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Executed this ____ day of May, 2018.

BORIS GOLDSTEIN

DMITRIY PRILUTSKIY

STANISLAV ZABODAEV

STATE OF NEW YORK     )

) ss.

COUNTY OF __________)

On this _______ day of __________, 2018, before me, a Notary Public in and for the State and County aforesaid, personally appeared the above named person, known by me to be the person of the above name who signed and sealed the foregoing instrument and that by his/her signature on the instrument, he/she executed the instrument and he/she acknowledged the same to be his/her own free act and deed.

_________________________________

Notary Public

My Commission Expires:

[seal]

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